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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 22, 1999, except as to the pooling of interests transactions described in Note 2, and as to Note 14, which are as of September 9, 1999, relating to the financial statements which appears in eBay Inc.'s Current Report on Form 8-K dated September 14, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 20, 1999